EXHIBIT 1

AMENDED AND RESTATED JOINT FILING AGREEMENT

This Amended and Restated Joint Filing Agreement is dated as of March 21, 2014 and is made by and among the undersigned.

A.	Certain of the undersigned are parties to that certain Joint Filing Agreement dated as of February 12, 2012 (the “Original Agreement”) pursuant to which such parties agreed to provide for the filing of a joint Schedule 13G, and all amendments thereto, with respect to shares of common stock, par value $0.2083, of BankGuam Holding Company (the “Shares”);

B.	The parties to the Original Agreement desire to amend and restate the Original Agreement in its entirety to add certain parties and to provide for the joint filing on behalf of each of them of the Schedule 13G, including any and all amendments thereto, with respect to the Shares.

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Schedule 13G, Amendment No. 1 (“Schedule 13G”) is filed on behalf of each of the undersigned in the capacities set forth below. The undersigned each acknowledge that they shall be responsible for the timely filing of such amendments to the Schedule 13G as shall be required, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. Each party to this Amended and Restated Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement on Schedule 13G including an amendment to add additional parties as necessary. The undersigned further agree that this Amended and Restated Joint Filing Agreement shall be included as an exhibit to such joint filings. This Amended and Restated Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument. Any party may withdraw from this Amended and Restated Joint Filing Agreement by providing written notice to that effect to the then current trustee of the Voting Trust Agreement dated as of November 29, 2013, as amended (the “Trustee”). Any party may be added and become a party to this Amended and Restated Joint Filing Agreement, with the Trustee’s consent, by executing and delivering an additional counterpart signature page to this Amended and Restated Joint Filing Agreement and shall be deemed a party hereunder.

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In evidence thereof, the undersigned, being duly authorized, hereby execute this Amended and Restated Joint Filing Agreement as of the date first written above.

LOURDES A. LEON GUERRERO, TRUSTEE FOR THE VOTING TRUST AGREEMENT DATED AS OF
November 29, 2013

By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero, Trustee

/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero

LOURDES A. LEON GUERRERO & JEFFREY COOK, JOINT TENANTS

/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero

/s/ Jeffrey Cook
Jeffrey Cook

LOURDES A. LEON GUERRERO CUSTODIAN FOR ANNA-LOURDES SHIMIZU

By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero, Custodian

LOURDES A. LEON GUERRERO CUSTODIAN FOR NAIMA S. COOK

By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero, Custodian

LOURDES A. LEON GUERRERO CUSTODIAN FOR DEXTER JEFFREY HUYNH

By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero, Custodian

/s/ Eugenia A. Leon Guerrero
Eugenia A. Leon Guerrero

JESUS S. LEON GUERRERO FAMILY TRUST

By:	/s/ Eugenia A. Leon Guerrero
Eugenia A. Leon Guerrero, Trustee

/s/ William D. Leon Guerrero
William D. Leon Guerrero

/s/ Zita T. Leon Guerrero
Zita T. Leon Guerrero

WILLIAM D. LEON GUERRERO AND ZITA T. LEON GUERRERO

/s/ William D. Leon Guerrero
William D. Leon Guerrero

/s/ Zita T. Leon Guerrero
Zita T. Leon Guerrero

LUIS G. CAMACHO & CYNTHIA L. CAMACHO, TRUSTEE FOR THE LUIS AND CYNTHIA CAMACHO LIVING TRUST DATED 3/20/09

By:	/s/ Luis G. Camacho
Luis G. Camacho, Trustee

By:	/s/ Cynthia Camacho
Cynthia Camacho, Trustee

/s/ Ralph G. Sablan
Ralph G. Sablan

RALPH G. SABLAN MD, P.C.

By:	/s/ Ralph G. Sablan
Ralph G. Sablan, MD

RALPH G. SABLAN & MARYANNE G. SABLAN, JOINT TENANTS

/s/ Ralph G. Sablan
Ralph G. Sablan

/s/ Maryanne G. Sablan
Maryanne G. Sablan

MARTIN D. LEON GUERRERO & BARBARA B. B. LEON GUERRERO, JOINT TENANTS

/s/ Martin D. Leon Guerrero
Martin D. Leon Guerrero

/s/ Barbara B. B. Leon Guerrero
Barbara B. B. Leon Guerrero

/s/ Joe T. San Agustin
Joe T. San Agustin

JOE T. SAN AGUSTIN - IRA

By:	/s/ Joe T. San Agustin
Joe T. San Agustin

JOE T. SAN AGUSTIN & CARMEN S. SAN AGUSTIN, JOINT TENANTS

/s/ Joe T. San Agustin
Joe T. San Agustin

/s/ Carmen S. San Agustin
Carmen S. San Agustin

FELINO R. AMISTAD, JR., TRUSTEE FOR THE FELINO R. AMISTAD AND FULGENCIA R AMISTAD TRUST DATED 05/05/97

By:	/s/ Felino R. Amistad, Jr.
Felino R. Amistad, Jr., Trustee

PEDRO P. ADA JR & FE P. ADA, JOINT TENANTS

/s/ Pedro P. Ada, Jr.
Pedro P. Ada, Jr.

/s/ Fe P. Ada
Fe P. Ada

ADA’S TRUST & INVESTMENT INC.

By:	/s/ Pedro P. Ada, Jr.
Pedro P. Ada, Jr.

/s/ Vincent A. Leon Guerrero
Vincent A. Leon Guerrero

VINCENT A. LEON GUERRERO AND MACHELLE A.C. LEON GUERRERO, JOINT TENANTS

/s/ Vincent A. Leon Guerrero
Vincent A. Leon Guerrero

/s/ Machelle A.C. Leon Guerrero
Machelle A.C. Leon Guerrero

/s/ Agnes Leon Guerrero Winters
Agnes Leon Guerrero Winters

/s/ Michael S. Wu
Michael S. Wu

/s/ James S. Wu
James S. Wu

/s/ John S. San Agustin
John S. San Agustin

JEFFREY COOK OR LOURDES A. LEON GUERRERO TRUST FOR MARIANA LEON GUERRERO COOK

By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero, Trustee

By:	/s/ Jeffrey Cook
Jeffrey Cook, Trustee

MARIANA LEON GUERRERO COOK BY JEFFREY COOK OR LOURDES A. LEON GUERRERO

By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero, Trustee

By:	/s/ Jeffrey Cook
Jeffrey Cook, Trustee

JEFFREY COOK OR LOURDES A. LEON GUERRERO TRUST FOR JOAQUIN PHILLIP LEON GUERRERO COOK

By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero, Trustee

By:	/s/ Jeffrey Cook
Jeffrey Cook, Trustee

JOAQUIN PHILLIP LEON GUERRERO COOK BY JEFFREY COOK OR LOURDES A. LEON GUERRERO

By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero, Trustee

By:	/s/ Jeffrey Cook
Jeffrey Cook, Trustee